Exhibit (b)

AMENDED AND RESTATED BY-LAWS
of
SHARESPOST 100 FUND
A Delaware Statutory Trust

Effective as of October 2, 2020

INTRODUCTION

A.            Agreement and Declaration of Trust. These by-laws shall be subject to the Agreement and Declaration of Trust, as from time to time, in effect (the “Declaration of Trust”), of SharesPost 100 Fund, a Delaware statutory trust (the “Trust”). In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

B.            Definitions. Capitalized terms used herein and not herein defined are used as defined in the Declaration of Trust.

ARTICLE I
OFFICES

Section 1.1 PRINCIPAL OFFICES. The Trustees shall fix and, from time to time, may change the location of the principal executive office of the Trust at any place within or outside the State of Delaware.

Section 1.2 DELAWARE OFFICE. The Trustees shall establish a registered office in the State of Delaware and shall appoint a registered agent for service of process in the State of Delaware.

Section 1.3 OTHER OFFICES. The Board of Trustees (the “Board”) may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1 MEETINGS. Meetings of Shareholders, at which the Shareholders shall elect Trustees and transact such other business as may properly come before the meeting, may be called at any time by the President, and shall be called by the President or the Secretary at the request, in writing or by resolution, of a majority of the Trustees, or at the written request of the holder or holders of more than fifty percent (50%) of the total number of the then issued and outstanding Shares of the Trust entitled to vote at such meeting. Any such request shall state the purposes of the proposed meeting and the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary or another appropriate officer of the Trust shall determine and specify to such Shareholders. For purposes of these By-Laws, the term “Shareholder” shall mean a record owner of Shares of the Trust.

Section 2.2 PLACE OF MEETINGS. Meetings of Shareholders shall be held at any place within or outside the State of Delaware designated by the Board. In accordance with, and subject to, applicable law, the Board may determine that a meeting of Shareholders not be held at any place but instead may be held partly or solely by means of remote communication. In the absence of any such designation by the Board, Shareholders’ meetings shall be held at the principal executive office of the Trust.

Section 2.3 CALL OF MEETING. Meetings of the Shareholders shall be called as provided in the Declaration and these By-Laws.

Section 2.4 NOTICE OF SHAREHOLDERS’ MEETING. All notices of meetings of Shareholders shall be sent or otherwise given in accordance with Section 2.5 not less than seven (7) nor more than one hundred twenty (120) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting and whether the meeting will be held partly or solely by means of remote communication, and (ii) the general nature of the business to be transacted. The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees who at the time of the notice are intended to be presented for election. Except with respect to adjournments as provided herein, no business shall be transacted at such meeting other than that specified in the notice.

Section 2.5 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of Shareholders shall be given either personally or by first-class mail, courier, facsimile or electronic mail (“email”), or other written communication, charges prepaid, addressed to the Shareholder at the address of that Shareholder appearing on the books of the Trust or its transfer agent or given by the Shareholder to the Trust for the purpose of notice. If no such address appears on the Trust’s books or is given, notice shall be deemed to have been given if sent to that Shareholder by first-class mail, courier, facsimile or email, or other written communication to the Trust’s principal executive office. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail or with a courier, or sent by facsimile, email or other means of written communication (with written confirmation of receipt).

If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust is returned to the Trust marked to indicate that the notice to the Shareholder cannot be delivered at that address, all future notices or reports shall be deemed to have been duly given without further mailing, or substantial equivalent thereof, if such notices shall be available to the Shareholder on written demand of the Shareholder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any Shareholders’ meeting shall be executed by the secretary, assistant secretary, other appropriate officer, transfer agent, or solicitation agent of the Trust giving the notice and shall be filed and maintained in the records of the Trust. Such affidavit shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

To be proper, any notice of a Shareholders meeting that is called by a Shareholder must set forth (i) as to each person whom the Shareholder proposes to nominate for election or reelection as a Trustee (A) the name, age, business address and residence address of such person, (B) the class and number of Shares of the Trust that are beneficially owned or owned of record by such person, (C) the date such Shares were acquired and the investment intent of such acquisition, and (D) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected); (ii) as to any other business that the Shareholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder (including any anticipated benefit to the Shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; (iii) as to the Shareholder giving the notice and each other Shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such Shareholder, as they appear on the Trust’s Share ledger and current name and address, if different, and of such beneficial owner, (2) the class and number of Shares of the Trust which are owned beneficially and of record by such Shareholder and such beneficial owner, (3) (A) any option, warrant, convertible security, share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of Shares or with a value derived in whole or in part from the value of any class or series of Shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of Shares or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of Shares of any class or series thereof, (B) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Trust, (C) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of Shares) has been made, the effect or intent of which is to mitigate loss to or manage risk of share price changes for, or to increase the voting power of, such Shareholder or beneficial owner with respect to any Share of the Trust (collectively “Hedging Activities”), (D) any rights to dividends on the Shares of any class or series thereof owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of such class or series, (E) any proportionate interest in Shares of any class or series thereof or Derivative Instruments or Hedging Activities held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (F) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of Shares of any class or series thereof or Derivative Instruments or Hedging Activities, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such Shareholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for determining the Shareholders entitled to vote at the meeting; provided that if such date is after the date of the meeting, not later than the day prior to the meeting), and (4) the extent to which such Shareholder or such beneficial owner, if any, has engaged in Derivative Instruments and Hedging Activities with respect to shares or other equity interests of any other trust or company; (iv) as to the Shareholder giving the notice and any beneficial owner covered by clauses (i) or (ii) of this paragraph, the name and address of such Shareholder, as they appear on the Trust’s Share ledger and current name and address, if different, of such beneficial owner; (v) to the extent known by the Shareholder giving the notice, the name and address of any other Shareholder supporting the nominee for election or reelection as a Trustee or the proposal of other business on the date of such Shareholder’s notice; and (vi) a statement whether or not any such party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the Shares of the Trust reasonably believed by such party to be sufficient to elect the nominee or nominees proposed to be nominated.

Section 2.6 POSTPONED OR ADJOURNED MEETING; NOTICE. Prior to the date upon which any meeting of Shareholders is to be held, the Board may postpone such meeting one or more times for any reason by giving notice to each Shareholder entitled to vote at the meeting so postponed of the place, date and hour at which such meeting will be held and whether the meeting will be held partly or solely by means of remote communication. Such notice shall be given not fewer than two (2) days before the date of such meeting and otherwise in accordance with Section 2.4. If, after a postponement or adjournment, a new record date is fixed for the postponed or adjourned meeting, the secretary or other appropriate officer shall give notice of the postponed or adjourned meeting to Shareholders of record entitled to vote at such meeting. If a quorum is present with respect to any one or more proposals, the chairman of the meeting may, but shall not be required to, cause a vote to be taken with respect to any such proposal or proposals which vote can be certified as final and effective notwithstanding the adjournment of the meeting with respect to any other proposal or proposals.

Any Shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time (and at any time during the course of the meeting) by a majority of the votes cast by those Shareholders present in person or by proxy, or by the chairman of the meeting. Any adjournment may be with respect to one or more proposals, but not necessarily all proposals, to be voted or acted upon at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of a vote or other action taken at a Shareholders’ meeting prior to adjournment.

When any Shareholders’ meeting is adjourned to another time or place or to be held partly or solely by means of remote communication, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than one hundred eighty (180) days from the record date set for the original meeting, in which case the Board shall set a new record date. If notice of any such postponed or adjourned meeting is required, it shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5. At any adjourned meeting, the Trust may transact any business that might have been transacted at the original meeting.

Section 2.7 VOTING. The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration of Trust and these By-Laws, as in effect at such time. The Shareholders’ vote may be by voice vote or by ballot; provided, however, that any election of Trustees must be by ballot if demanded by any Shareholder before the voting has begun. Any Shareholder may vote part of the Shares in favor of the proposal and refrain from voting the remaining Shares or vote them against the proposal, but if the Shareholder fails to specify the number of Shares which the Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder’s approving vote is with respect to the total Shares that the Shareholder is entitled to vote on such proposal.

Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at a Shareholders’ meeting. Abstentions and broker non-votes will be treated as votes present at a Shareholders’ meeting, but will not be treated as votes cast. Abstentions and broker non-votes, therefore, will have no effect on proposals which require a plurality or majority of votes cast for approval, but will have the same effect as a vote “against” on proposals requiring a majority or other specified percentage of outstanding voting securities for approval.

Section 2.8 QUORUM. Except when a larger quorum is required by applicable law, the Declaration of Trust or these By-Laws, thirty-three and one-third percent (33-1/3%) of the Shares outstanding and entitled to vote present in person or represented by proxy at a Shareholders’ meeting shall constitute a quorum at such meeting. When a separate vote by one or more classes or series is required, thirty-three and one-third percent (33-1/3%) of the outstanding Shares of each such class or series entitled to vote present in person or represented by proxy at a Shareholders’ meeting shall constitute a quorum of such class or series.

Section 2.9 WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS. The transactions of a meeting of Shareholders, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting with respect to that person. Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these By-Laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

Section 2.10 PROXIES. Every Shareholder entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the Shareholder and filed with the secretary or other appropriate officer of the Trust; provided, that an alternative to the execution of a written proxy may be permitted as provided in the second paragraph of this Section 2.10. A proxy shall be deemed signed if the Shareholder’s name is placed on the proxy (whether by manual signature, email or facsimile transmission, or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Shareholder executing it by a written notice delivered to the Trust prior to the exercise of the proxy or by the Shareholder’s execution of a subsequent proxy or attendance and vote in person at the meeting; or (ii) written notice of the death or incapacity of the Shareholder is received by the Trust before the proxy’s vote is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy. Subject to the provisions of the Delaware Act, the Declaration of Trust, or these By-laws, the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, shall govern all matters concerning the giving, voting or validity of proxies, as if the Trust were a Delaware corporation and the Shareholders were stockholders of a Delaware corporation.

With respect to any Shareholders’ meeting, the Board may act to permit the Trust to accept proxies by any electronic, telephonic, computerized, telecommunications or other reasonable alternative to the execution of a written instrument authorizing the proxy to act, provided that the Shareholder’s authorization is received within eleven (11) months before the meeting. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.

Section 2.11 INSPECTORS OF ELECTION. Before any meeting of Shareholders, the Board may appoint any person other than nominees for office to act as inspector of election at the meeting or its adjournment. If no inspector of election is so appointed, the chairman of the meeting may, and on the request of any Shareholder or a Shareholder’s proxy shall, appoint an inspector of election at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and on the request of any Shareholder or a Shareholder’s proxy shall, appoint a person to fill the vacancy.

The inspector shall:

(a)       determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

(b)       receive votes, ballots or consents;

(c)       hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)       count and tabulate all votes or consents;

(e)       determine when the polls shall close;

(f)        determine the result of voting or consents; and

(g)       do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

ARTICLE III
TRUSTEES

Section 3.1 TRUSTEES AND VACANCIES. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility, so far as such powers are not inconsistent with the laws of the State of Delaware, the Declaration of Trust, or these By-Laws.

Vacancies in the Board may be filled by a majority of the remaining Trustees, though less than a quorum, or by a sole remaining Trustee, unless the Board calls a meeting of Shareholders for the purpose of filling such vacancies. Vacancies in the Board may be left unfilled or the number of Trustees may be reduced. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees.

In the event that all Trustee offices become vacant, an authorized officer of the Investment Adviser shall serve as the sole remaining Trustee effective upon the vacancy in the office of the last Trustee, subject to the provisions of the 1940 Act. In such case, the Investment Adviser, as the sole remaining Trustee, shall, as soon as practicable, fill all of the vacancies on the Board; provided, however, that the percentage of Trustees who are not Interested Persons of the Trust shall be no less than that permitted by the 1940 Act. Thereupon, the Investment Adviser shall resign as Trustee and a meeting of the Shareholders shall be called, as required by the 1940 Act, for the election of Trustees.

Section 3.2 MEETINGS; PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the Chairman, President or by any other Trustee at the time being in office. Any or all of the Trustees may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

All meetings of the Board may be held at any place within or outside the State of Delaware that has been designated from time to time by the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust. Subject to any applicable requirements of the 1940 Act, any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another, and all such Trustees shall be deemed to be present in person at such meeting for purposes of the DSTA and, to the extent permitted, the 1940 Act.

Section 3.3 REGULAR MEETINGS. Regular meetings of the Board shall be held without call at such time as shall from time to time be fixed by the Board. Such regular meetings may be held without notice.

Section 3.4 SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by the chairman of the Board, the president, any vice president, the secretary or any two Trustees.

Except as otherwise provided, notice of any special meeting shall be given by the Secretary or an Assistant Secretary or other appropriate officer to each Trustee, by mailing to him or her, postage prepaid, addressed to him or her at his or her address as registered on the books of the Trust or, if not so registered, at his or her last known address, a written or printed notification of such meeting at least two days before the meeting, or by sending notice of such meeting to him or her at least 24 hours before the meeting by facsimile transmission, e-mail or other electronic means.

Section 3.5 ACTION WITHOUT A MEETING. Unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees at a meeting may be taken without such meeting by the written consent of a majority of the Trustees then in office. Any such written consent may be executed and given by facsimile or email (in portable document format (.PDF) or other legible format) or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent; provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

Section 3.6 QUORUM. A majority of the authorized number of Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Sections 3.8 and 3.9. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, subject to the provisions of the Declaration of Trust. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 3.7 WAIVER OF NOTICE. Notice of any meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting before or at its commencement about the lack of notice to that Trustee.

Section 3.8 ADJOURNMENT. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any matter at any meeting to another time and place or to be held partly or solely by means of remote communication.

Section 3.9 NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting and whether the meeting will be conducted partly or solely by means of remote communication need not be given unless the meeting is adjourned for more than seven (7) days, in which case notice of the time and place and whether the meeting will be conducted partly or solely by means of remote communication shall be given before the time of the recommencement of an adjourned meeting to the Trustees who were present at the time of the adjournment.

Section 3.10 FEES AND COMPENSATION OF TRUSTEES. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board. This Section 3.10 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

Section 3.11 NOMINATION. After the effective date of the Registration Statement relating to the initial offering of Shares under the Securities Act, only persons satisfying the following qualification requirements applicable to all Trustees may be nominated, elected, appointed, qualified or seated (“nominated or seated”) to serve as Trustees:

(i)            An individual nominated or seated as a Trustee shall be at least twenty-one (21) years of age and not older than the younger of (A) the mandatory retirement age determined from time to time by the Trustees or a committee of the Trustees or (B) eighty (80) years of age, in each case at the time the individual is nominated or seated, and not under legal disability;

(ii)           An individual nominated or seated as a Trustee shall, at the time the individual is nominated or seated, serve as a Trustee of no more than five (5) companies having securities registered under the Securities Exchange Act of 1934 (investment companies having the same investment adviser or investment advisers affiliated through a control relationship shall all be counted as a single company for this purpose);

(iii)          Except as set forth in this Section 3.11, an individual nominated or seated as a Trustee shall not be an employee, officer, partner, member, director or 5% or greater shareholder in any investment adviser (other than the Trust’s Investment Adviser or any investment adviser affiliated with the Trust’s Investment Adviser), collective investment vehicle primarily engaged in the business of investing in “investment securities” (as defined in the 1940 Act) (an “Investment Company”) or entity controlling or controlled by any investment adviser (other than the Trust’s Investment Adviser or any investment adviser affiliated with the Trust’s Investment Adviser) or Investment Company unless a majority of the Board shall have determined by resolution that such relationship will not present undue conflicts or impede either the ability of the individual to discharge the duties of a Trustee or the free flow of information between the Trust’s investment adviser and the Board;

(iv)          An individual nominated or seated as a Trustee shall not have been charged (unless such charges were dismissed or the individual was otherwise exonerated) with a criminal offense involving moral turpitude, dishonesty or breach of trust, or have been convicted or have pled guilty or nolo contendere with respect to a felony under the laws of the United States or any state thereof;

(v)           An individual nominated or seated as a Trustee shall not be and shall not have been subject to any censure, order, consent decree (including consent decrees in which the respondent has neither admitted nor denied the findings) or adverse final action of any federal, state or foreign governmental or regulatory authority (including self-regulatory organizations), barring or suspending such individual from participation in or association with any investment-related business or restricting such individual’s activities with respect to any investment-related business (collectively, “Prohibited Conduct”), nor shall an individual nominated or seated as a Trustee be the subject of any investigation or proceeding that could reasonably be expected to result in an individual nominated or seated as a Trustee failing to satisfy the requirements of this paragraph, nor shall any individual nominated or seated as a Trustee be or have engaged in any conduct which has resulted in, or could have reasonably been expected or would reasonably be expected to result in, the Securities and Exchange Commission (“Commission”) censuring, placing limitations on the activities, functions, or operations of, suspending, or revoking the registration of any investment adviser under Section 203(e) or (f) of the Investment Advisers Act of 1940;

(vi)          An individual nominated or seated as a Trustee shall not be and shall not have been the subject of any of the ineligibility provisions contained in Section 9(b) of the 1940 Act that would permit, or could reasonably have been expected or would reasonably be expected to permit, the Commission by order to prohibit, conditionally or unconditionally, either permanently or for a period of time, such individual from serving or acting as an employee, officer, director, member of an advisory board, investment adviser or depositor of, or principal underwriter for, a registered Investment Company or affiliated person (as defined in Section 2(a)(3) of the 1940 Act) of such investment adviser, depositor, or principal underwriter; and

(vii)         An individual nominated or seated as a Trustee shall not be and shall not have been the subject of any of the ineligibility provisions contained in Section 9(a) of the 1940 Act that would result in, or could have reasonably been expected or would reasonably be expected to result in such individual or a company of which such individual is an affiliated person (as defined in Section 2(a)(3) of the 1940 Act) being ineligible to serve or act in the capacity of employee, officer, director, member of an advisory board, investment adviser, or depositor of any registered Investment Company, or principal underwriter for any registered Investment Company, registered unit investment trust, or registered face-amount certificate company.

After the effective date of the Registration Statement relating to the initial offering of Shares under the Securities Act, only persons satisfying the following additional qualification requirements applicable to all Trustees who are not considered interested persons as defined under Section 2(a)(19) of the 1940 Act (“Independent Trustees”) shall be nominated or seated as Independent Trustees:

(a)           An individual nominated or seated as an Independent Trustee may not directly or indirectly own, control or hold with the power to vote, or be a member of a group of Shareholders party to an agreement, arrangement or practice for sharing information or decisions concerning shareholder actions or the acquisition, disposition or voting of Shares, who together directly or indirectly own, control or hold with the power to vote, 5% or more of the Shares of any class or series of the Trust (each such Person and each member of such a group, a “5% Holder”), may not control or act in concert with a 5% Holder, and may not be an immediate family member of a 5% Holder or of a person who controls or acts in concert with a 5% Holder;

(b)           An individual nominated or seated as an Independent Trustee may not, and any immediate family member of such nominee may not, be employed or have been employed within the last year by any 5% Holder or any Person who controls, is controlled by, is under common control with or acts in concert with a 5% Holder;

(c)           An individual nominated or seated as an Independent Trustee may not, and any immediate family member of such nominee may not, have accepted directly or indirectly, during the year of the election for which such individual is nominated or seated or during the immediately preceding calendar year, any consulting, advisory, or other compensatory fee from any 5% Holder or from any Person who controls, is controlled by, is under common control with or acts in concert with any 5% Holder;

(d)           An individual nominated or seated as an Independent Trustee may not, and any immediate family member of such nominee may not, be an officer, director, general partner or managing member (or Person performing similar functions) of any 5% Holder or of any Person who controls, is controlled by, is under common control with or acting in concert with a 5% Holder;

(e)           An individual nominated or seated as an Independent Trustee may not, and any immediate family member of such nominee may not, be employed or employed within the last year by any Investment Company or any company or companies controlled by an Investment Company which in the aggregate own (A) more than three percent (3%) of the Shares, (B) securities issued by the Trust or any class or series thereof having an aggregate value in excess of five percent (5%) of the total assets of such Investment Company and any company or companies controlled by such Investment Company, (C) securities issued by the Trust or any class or series thereof and by all other Investment Companies having an aggregate value in excess of ten percent (10%) of the total assets of the Investment Company making such investment and any company or companies controlled by the Investment Company making such investment, or (D) together with other Investment Companies having the same investment adviser and companies controlled by such Investment Companies, more than ten percent (10%) of the total Shares (an Investment Company making such investment(s) and any company or companies controlled by it in the aggregate owning securities in excess of the amounts set forth in (A), (B), (C) or (D) being referred to as a “12(d) Holder”), or by any Person who controls, is controlled by, under common control with or acts in concert with a 12(d) Holder;

(f)            An individual nominated or seated as an Independent Trustee may not, and any immediate family member of such nominee may not, have accepted directly or indirectly, during the year of the election for which such individual is nominated or seated, or during the immediately preceding calendar year, any consulting, advisory, or other compensatory fee from any 12(d) Holder or from any person who controls, is controlled by, is under common control with or acts in concert with any 12(d) Holder;

(g)           An individual nominated or seated as an Independent Trustee may not, and any immediate family member of such nominee may not, be an officer, director, partner or member (or person performing similar functions) of any 12(d) Holder or of any Person who controls, is controlled by, is under common control with or acting in concert with a 12(d) Holder; and

(h)           An individual nominated or seated as an Independent Trustee may not, and any immediate family member of such nominee may not, control or act in concert with any 12(d) Holder or any Person who controls, is controlled by, is under common control with or acting in concert with a 12(d) Holder.

ARTICLE IV
COMMITTEES

Section 4.1 COMMITTEES OF TRUSTEES. The Board may designate one or more committees as set forth in the Declaration of Trust, to serve at the pleasure of the Board. The Board may designate one or more Trustees or other persons as alternate members of any committee who may replace any absent member at any meeting of the committee. The Trustees shall determine the number of members of each committee and its powers and shall appoint its members and its chair. Each committee member shall serve at the pleasure of the Trustees. Each committee shall maintain records of its meetings and report its actions to the Trustees. The Trustees may rescind any action of any committee, but such rescission shall not have retroactive effect. The Trustees may delegate to any committee any of its powers, subject to the limitations of applicable law. Any committee, to the extent provided in the resolution of the Board, shall have the authority of the Board, except with respect to:

(a)           the approval of any action which under the Declaration of Trust or applicable law also requires Shareholders’ approval or requires approval by a majority of the entire Board or certain members of the Board;

(b)           the filling of vacancies on the Board or on any committee. However, a committee may nominate Trustees and, if required by the 1940 Act, elect Trustees who are not “interested persons” as defined in the 1940 Act;

(c)           the fixing of compensation of the Trustees for serving on the Board or on any committee;

(d)           the amendment or repeal of the Declaration of Trust or of these By-Laws or the adoption of a new Declaration of Trust or new By-Laws; or

(e)           the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable.

Section 4.2 MEETINGS AND ACTION OF COMMITTEES. Meetings and action of any committee shall be governed by and held and taken in accordance with the provisions of the Declaration of Trust and Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of any committee may be determined either by the Board or by the committee. Special meetings of any committee may also be called by resolution of the Board, and notice of special meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The Board may adopt rules for the governance of any committee not inconsistent with the provisions of these By-Laws.

ARTICLE V
OFFICERS

Section 5.1 OFFICERS. The officers of the Trust shall be the president, chief compliance officer, a secretary and a treasurer. The Trust may also have, at the discretion of the Board, a chairman of the Board, one or more vice chairmen, one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3. Any number of offices may be held by the same person. Any officer may be, but need not be, a Trustee or Shareholder.

Section 5.2 ELECTION OF OFFICERS. The officers of the Trust shall be chosen by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

Any person may hold one or more offices of the Trust except that the president may not hold the office of vice president, the secretary may not hold the office of assistant secretary, and the treasurer may not hold the office of assistant treasurer; provided further that a person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, verified or acknowledged by more than one officer.

Section 5.3 SUBORDINATE OFFICERS. The Board may appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board may from time to time determine. The Board from to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe the respective rights, terms of office, authorities and duties.

Section 5.4 REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board at any regular or special meeting of the Board, or by an officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Board, the president, the secretary or any assistant secretary or any other appropriate officer. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in such notice. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 5.5 VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office.

Section 5.6 CHAIRMAN OF THE BOARD. The chairman of the Board, if any, shall be chosen from among the Trustees and may hold such office only so long as he or she continues to be a Trustee, and shall preside at meetings of the Board and the Shareholders and exercise and perform such other powers and duties as may be from time to time assigned to the chairman by the Board or prescribed by these By-Laws. In the absence, resignation, disability or death of the president, the chairman shall exercise all the powers and perform all the duties of the president until his or her return, such disability shall be removed or a new president shall have been elected.

Section 5.7 VICE CHAIRMAN. Any vice chairman shall perform such duties as may be assigned to him from time to time by the Board.

Section 5.8 PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board to the chairman of the Board, the president shall be the principal operating and executive officer of the Trust and shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Trust. In the absence of the chairman of the Board, the president or his designee shall preside at all meetings of the Shareholders and at all meetings of the Board. The president shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board or these By-Laws, except that the president may not hold the office of vice president.

Section 5.9 VICE PRESIDENTS. In the absence or disability of the president and the chairman of the Board, the executive vice presidents or vice presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a vice president designated by the Board, shall perform all the duties of the president and when so acting shall have all powers of, and be subject to all the restrictions upon, the president. The executive vice president or vice presidents, whichever the case may be, shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these By-Laws, the president or the chairman of the Board.

Section 5.10 SECRETARY. The secretary shall keep or cause to be kept at the principal executive office of the Trust or such other place as the Board may direct a book of minutes of all meetings and actions of Trustees, committees of Trustees and Shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees’ meetings or committee meetings, the number of Shares present or represented at Shareholders’ meetings, and the proceedings.

The secretary shall cause to be kept at the principal executive office of the Trust or at the office of the Trust’s administrator, transfer agent or registrar, as determined by resolution of the Board, a share register or a duplicate share register showing the names of all Shareholders and their addresses, the number, series and classes of Shares held by each, the number and date of certificates, if any, issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Board required by these By-Laws or by applicable law to be given and shall have such other powers and perform such other duties as may be prescribed by the Board or by these By-Laws.

The secretary may not hold the office of assistant secretary.

Section 5.11 TREASURER. The Treasurer shall be the principal financial officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and Shares. The books of account shall at all reasonable times be open to inspection by any Trustee.

The Treasurer shall deposit or cause to be deposited all monies and other valuables in the name and to the credit of the Trust with such depositories as may be designated by the Board. The Treasurer shall disburse or cause to be disbursed the funds of the Trust as may be ordered by the Board, shall render to the President and Trustees, whenever they request it, an account of all of the Treasurer’s transactions as principal financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Board or these By-Laws.

The Treasurer may not hold the office of assistant treasurer.

Section 5.12 CHIEF LEGAL OFFICER. The Chief Legal Officer, to the extent the Board may determine that such role shall exist rather than a qualified legal compliance committee, shall serve as Chief Legal Officer for the Trust, solely for purposes of complying with the attorney conduct rules (“Attorney Conduct Rules”) enacted by the Securities Exchange Commission pursuant to Section 307 of the Sarbanes-Oxley Act of 2002 (the “Act”). The Chief Legal Officer shall have the authority to exercise all powers permitted to be exercised by a chief legal officer pursuant to Section 307 of the Act. The Chief Legal Officer, in his sole discretion, may delegate his responsibilities as Chief Legal Officer under the Attorney Conduct Rules to another attorney or firm of attorneys.

Section 5.13 CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer shall be responsible for administering the Trust’s policies and procedures approved by the Board under Rule 38a-1 of the 1940 Act. Notwithstanding any other provision of these By-Laws, the designation, removal and compensation of Chief Compliance Officer are subject to Rule 38a-1 under 1940 Act.

Section 5.14 COMPENSATION OF OFFICERS. Each officer may receive such compensation from the Trust for services and reimbursement for expenses as the Trustees may determine, except that the Board may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation o any officers or agents.

Section 5.15 SURETY BOND. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust’s property, funds or securities that may come into his or her hands.

ARTICLE VI

RECORDS AND REPORTS

Section 6.1 MAINTENANCE OF SHARE REGISTER. The Trust shall keep at its offices or at the office of its transfer or other duly authorized agent, records of its Shareholders, which provide the names and addresses of all Shareholders and the number, series and classes, if any, of Shares held by each Shareholder.

Section 6.2 MAINTENANCE OF DECLARATION OF TRUST AND BY-LAWS. The Trust shall keep at its offices the original or a copy of the Declaration of Trust and these By-Laws, as amended or restated from time to time.

Section 6.3 MAINTENANCE AND INSPECTION OF RECORDS. The accounting books and records and minutes of proceedings of the Shareholders, the Board, any committee of the Board or any advisory committee shall be kept at such place or places designated by the Board or, in the absence of such designation, at the offices of the Trust. The minutes and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

No Shareholder shall have any right to inspect any account, book or document of the Trust that is not publicly available, except as conferred by the Trustees. If information is requested by a Shareholder, the Board, or, in case the Board does not act, the president, any vice president or the secretary, shall establish reasonable standards governing, without limitation, the information and documents to be furnished and the time and the location, if appropriate, of furnishing such information and documents. Costs of providing such information and documents shall be borne by the requesting Shareholder. The Trust shall be entitled to reimbursement for its direct, out-of-pocket expenses incurred in declining unreasonable requests (in whole or in part) for information or documents.

The Board, or, in case the Board does not act, the president, any vice president or the secretary, may keep confidential from Shareholders for such period of time as the Board or such officer, as applicable, deems reasonable any information that the Board or such officer, as applicable, reasonably believes to be in the nature of trade secrets or other information that the Board or such officer, as the case may be, in good faith believes would not be in the best interests of the Trust to disclose or that could damage the Trust or its business or that the Trust is required by law or by agreement with a third party to keep confidential.

Section 6.4 INSPECTION BY TRUSTEES. Every Trustee shall have the absolute right during the Trust’s regular business hours to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

ARTICLE VII
DIVIDENDS

Section 7.1 DECLARATION OF DIVIDENDS. Dividends upon the Shares of the Trust may, subject to the provisions of the Declaration of Trust, if any, be declared by the Board at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in Shares of the Trust.

Section 7.2 RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Trust available for dividends such sum or sums as the Board may, from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Trust, or for such other purpose as the Board shall deem to be in the best interests of the Trust, and the Board may abolish any such reserve in the manner in which it was created.

ARTICLE VIII

GENERAL MATTERS

Section 8.1 CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by the Board or as may be contracted to service providers.

Section 8.2 CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board, except as otherwise provided in these By-Laws, may authorize any officer or officers or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 8.3 CERTIFICATES FOR SHARES. No certificates for Shares of the Trust shall be issued except as the Board may otherwise determine from time to time. Should the Board authorize the issuance of such certificates, a certificate or certificates for shares of beneficial interest in any series of the Trust may be issued to a Shareholder upon the Shareholder’s request when such shares are fully paid. All certificates shall be signed in the name of the Trust by the chairman of the Board or the president or vice president and by the treasurer or an assistant treasurer or the secretary or any assistant secretary or any other appropriate officer, certifying the number of shares and the series and class of shares owned by the Shareholders. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Trust with the same effect as if such person were an officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its shares by electronic or other means.

Section 8.4 LOST CERTIFICATES. Except as provided in Section 8.3 or this Section 8.4, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the Trust and cancelled at the same time. The Board may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including a provision for indemnification of the Trust secured by a bond or other adequate security sufficient to protect the Trust against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

Section 8.5 REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY TRUST. The chairman of the Board, the president or any vice president or any other person authorized by resolution of the Board or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all shares of any corporation, partnership, trust, or other entity, foreign or domestic, standing in the name of the Trust. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

Section 8.6 TRANSFER OF SHARES. Shareholders have no rights to transfer their Shares without the consent of the Trustees, which consent may be granted or withheld in their sole and absolute discretion, except that Shareholders may transfer their Shares by operation of law pursuant to the death, divorce, bankruptcy, insolvency, or dissolution of the Shareholder. In all cases of transfer by an attorney-in-fact, the original power of attorney, or an official copy thereof duly certified, shall be deposited and remain with the Trust, its transfer agent or other duly authorized agent. In case of transfers by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be presented to the Trust, transfer agent or other duly authorized agent, and may be required to be deposited and remain with the Trust, its transfer agent or other duly authorized agent. No transfer shall be made unless and until the certificate issued to the transferor, if any, shall be delivered to the Trust, its transfer agent or other duly authorized agent, properly endorsed.

Section 8.7 HOLDERS OF RECORD. The Trust shall be entitled to treat the holder of record of any Share or Shares of the Trust as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share or Shares on the part of any other person, whether or not the Trust shall have express or other notice thereof.

Section 8.8 FISCAL YEAR. The fiscal year of the Trust shall be established, reestablished or changed from time to time by resolution of the Board. The fiscal year of the Trust shall be the taxable year of the Trust.

ARTICLE IX
AMENDMENTS

Section 9.1 AMENDMENT. These By-Laws may be restated and/or amended at any time only by an instrument in writing signed by, or a resolution of, a majority of the then Board, and no Shareholder vote or approval shall be required therefor.

As adopted: October 2, 2020